UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Crow Canyon Place, Suite 100 San Ramon, California		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 359-3247

NOT APPLICABLE

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 11, 2012, the Delaware Court of Chancery authorized the payment of an extraordinary cash dividend of $0.05 per share of Neurobiological Technologies, Inc. (“NTI” or “the Company”) common stock. The authorization was made following a request from the Company. The dividend will be paid on December 27, 2012 to stockholders of record as of December 20, 2012.

On December 11, 2012, the Delaware Court of Chancery also authorized the continued existence of the Company for up to three additional years (to December 15, 2015) to allow the Company’s stockholders to retain the potential upside of the Company’s residual interest in XERECEPT™, an investigational drug being developed by Celtic Pharma Holdings, L.P. (“Celtic Pharma”). Under the terms of the Company’s 2005 sale of XERECEPT to Celtic Pharma, NTI is entitled to a portion of the net proceeds if Celtic Pharma sells XERECEPT. XERECEPT is under development by Celtic Pharma for treatment of cerebral edema associated with primary and metastatic brain tumors. Celtic Pharma has previously announced plans to sell XERECEPT.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Neurobiological Technologies, Inc., dated December 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 17, 2012

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/S/ MATTHEW M. LOAR
Matthew M. Loar
President and Acting Chief Executive and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Neurobiological Technologies, Inc., dated December 17, 2012.